Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
The Board of Directors and Stockholders
Endeavour International Corporation:
We consent to the incorporation by reference in the registration statements (No. 333-119577, No. 333-118503, No. 333-128692, No. 333-130515 and No. 333-124145) on Form S-8 and Form S-3 of Endeavour International Corporation of our report dated March 16, 2004 (Except for Note 2, as to which the date is June 15, 2004) which appears on page 45 of this 2005 Form 10-K/A Amendment No. 1 to the Annual Report.
/s/ L J SOLDINGER ASSOCIATES LLC
Deer Park, Illinois, USA
May 1, 2006